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                                                                    EXHIBIT 32.2


                             CERTIFICATE PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

     In connection with the Quarterly Report of SiVault Systems, Inc. (the "Company") on Form 10-QSB for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wayne Taylor, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented in this report.




Dated: May 16, 2005                                            /s/ Wayne Taylor
                       ---------------------------------------------------------
                                   Wayne Taylor, Interim Chief Financial Officer